Exhibit 10.11

PUBLIC HEALTH SERVICE

THIRD AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT (L-068-2002/0)

AMENDMENT A-155-2005

This amendment of the Exclusive Patent License L-068-2002/0 (“Agreement”), A-155-2005 (“Third Amendment”), is made between the National Institutes of Health (“NIH”), the Centers for Disease Control and Prevention (“CDC”), or the Food and Drug Administration (“FDA”), hereinafter singly or collectively referred to as (“PHS”), agencies of the United States Public Health Service within the Department of Health and Human Services (“DHHS”) through the Office of Technology Transfer, NIH, having an address at 6011 Executive Boulevard, Suite 325, Rockville, Maryland 20852-3804, U.S.A. and Procept, Inc., having offices at the address indicated on the Signature Page, hereinafter referred to as “Licensee”.

Whereas, Licensee desires the Agreement to be amended a third time in order to modify the assignment royalty amount under Paragraph 14.07 the Agreement; and

Whereas, PHS is willing to amend the Agreement a third time to accommodate this request in order to facilitate the assignment of the Agreement to the sublicensee.

Now Therefore, PHS and Licensee, intending to be bound, hereby agree that the following changes will be made to the Agreement:

I.              Amended Paragraph 14.07 shall now read:

14.07               This Agreement shall not be assigned by Licensee except: a) with the prior written consent of PHS, such consent not to be withheld unreasonably; or b) as part of a sale or transfer of substantially the entire business of Licensee relating to operations which concern this Agreement. Licensee shall notify PHS within ten (10) days of any assignment of this Agreement by Licensee, and Licensee shall pay PHS, as an additional royalty, seventeen thousand five hundred (17,500) U.S. dollars for an assignment of this Agreement within thirty (30) days of such assignment.

II.            All terms and conditions of the Agreement not herein amended remain binding and in effect;

III.           The Agreement, the first amendment, the second amendment and this Third Amendment constitute the entire understanding between PHS and Licensee and supersede all prior agreements and understandings with respect to the aforementioned amendments; and

IV.           This Third Amendment is effective when signed by all parties.

SIGNATURES BEGIN ON NEXT PAGE

AMENDMENT TO PHS LICENSE AGREEMENT L-068-2002/0

PHS AMENDMENT TO PATENT LICENSE AGREEMENT—EXCLUSIVE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their respective duly authorized officers hereunto, on the day and year hereinafter written.  Any communication or notice to be given shall be forwarded to the respective addresses listed below.

For PHS:

/s/ Steven M Ferguson	February 15, 2005
Steven M. Ferguson	Date
Director, Division of Technology Development and Transfer
Office of Technology Transfer
National Institutes of Health

Mailing Address for Notices:

Office of Technology Transfer
National Institutes of Health
6011 Executive Boulevard, Suite 325
Rockville, Maryland 20852-3804 U.S.A.

For the Institution (Upon information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Institution made or referred to in this Agreement are truthful and accurate.)

by:

/s/ Salvatore A. Bucci	February 17, 2005
Salvatore A. Bucci	Date
President and Chief Executive Officer
Paligent Inc.
Procept, Inc.

Official and Mailing Address for Notices:

10 East 53rd Street, 33rd Floor

New York, NY 10022

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §3801-3812 (civil liability) and 18 U.S.C. §§1001 (criminal liability including fine(s) and/or imprisonment).